Exhibit 99.1

UCBH Holdings, Inc. 555 Montgomery Street San Francisco, CA 94111	Summit Bank Corporation 4360 Chamblee-Dunwoody Road Atlanta, GA 30341

For more information, please contact:

Jonathan H. Downing

Executive Vice President

Director of Corporate Development and Investor Relations

(415) 315-2800

EVC Group

Investor Relations: Douglas M. Sherk, Jenifer Kirtland

(415) 896-6820

Media Relations: Steve DiMattia

(646) 277-8706

For more information, please contact: Pin Pin Chau Chief Executive Officer (770) 454-0400 Thomas Flournoy Chief Financial Officer (770) 454-0400

For Immediate Release

UCBH Holdings, Inc. Signs Definitive Agreement to Acquire Summit Bank Corporation

~ Acquisition Marks Further Expansion of UCBH Platform into New Markets ~

SAN FRANCISCO, CA and ATLANTA, GA, September 19, 2006 – UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™) and Summit Bank Corporation (Nasdaq: SBGA) (“Summit”), the holding company of The Summit National Bank, today announced that they have signed a definitive agreement for UCBH to acquire Summit, in a transaction valued at approximately $175.5 million.

The Summit National Bank, a commercial bank headquartered in Atlanta, Georgia, currently operates five full-service branches in the metropolitan Atlanta area, two in the South Bay Area of San Francisco, California, and Concord Bank, a division of The Summit National Bank, in Houston, Texas. Summit also operates a representative office in Shanghai, China.

The Summit National Bank has a strong international trade finance platform that provides banking services to Asian communities and other ethnic groups in the markets it serves. Summit had assets of $656.7 million and deposits of $569.8 million as of June 30, 2006.

The definitive agreement has been approved by the Board of Directors of each company. Under the terms of the agreement announced today, Summit Bank Corporation will be merged into a subsidiary of UCBH, and The Summit National Bank will be merged into United Commercial Bank, for a total consideration of approximately $175.5 million (as of a recent closing price for UCBH), comprised of the issuance of approximately 4.8 million shares of UCBH common stock, $87.4 million in cash and approximately $800,000 related to the cash-out of the outstanding stock options of Summit. The total consideration is subject to certain adjustments detailed in the definitive agreement.

The transaction, which is subject to approval by Summit Bank Corporation’s shareholders and regulatory approval, is anticipated to close in the first quarter of 2007. UCBH management projects the deal will be marginally accretive to earnings per share in 2007 and thereafter.

“The proposed acquisition of Summit Bank Corporation is a strategic move for UCBH to enter the growing Atlanta, Georgia and Houston, Texas markets. In addition, Summit’s Shanghai, China representative office provides UCBH with the planned presence in Shanghai, which complements our Greater China expansion strategy,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “The Summit National Bank’s operations further enhance those of United Commercial Bank, and we share similar commitments and values in providing the highest quality banking services to our customers.”

“We are excited to become a part of United Commercial Bank and believe that this transaction will be very positive for our shareholders, customers and employees,” said Pin Pin Chau, Chief Executive Officer of Summit Bank Corporation. “By joining a large and established lending institution with a transpacific presence, we believe we will significantly strengthen our opportunities to grow by offering more products and services to our customers as well as serving new market segments, including larger customers. This is a great opportunity for both banks that are committed to providing exceptional customer service and quality products.”

About UCBH Holdings, Inc.

UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading bank in the United States serving the Chinese community and American companies doing business in Greater China. With $8.29 billion in assets as of June 30, 2006, the Bank has 47 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, four branches in New York, three branches in New England, two branches in the Pacific Northwest, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.

About Summit Bank Corporation

Summit Bank Corporation is an Atlanta-based bank holding company. The Summit National Bank, its wholly-owned subsidiary, is a full-service financial institution. Since its inception in 1988, Summit has specialized in commercial banking services for small- to mid-size businesses, as well as international trade finance for businesses.

Summit currently operates five branches in the metropolitan Atlanta area, two in the South Bay Area of San Francisco, California, and Concord Bank, a division of The Summit National Bank, in Houston, Texas. Summit is the leading commercial bank in numerous ethnic communities within these markets, serving Asian-Indian, Chinese, German, Korean, Latin America and Vietnamese markets, among others. Summit also operates a representative office in Shanghai, China.

Summit Bank Corporation lists its common stock on The Nasdaq Global Market® under the trading symbol SBGA. For additional information, please visit its web site located at www.summitbk.com.

In connection with the proposed merger, Summit will file with the Securities and Exchange Commission a proxy statement that will be sent to Summit’s shareholders seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT UCBH, SUMMIT AND THE PROPOSED MERGER.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies will also be available free of charge by directing a request by telephone or mail to Summit Bank Corporation, 4360 Chamblee-Dunwoody Road, Atlanta, Georgia 30341, telephone (770) 454-0400.

Summit’s directors and executive officers and certain other members of its management may be soliciting proxies in favor of the merger from Summit’s shareholders. Information about Summit’s directors, executive officers and member of management, including their holdings of Summit securities, is set forth in the proxy statement for Summit’s 2006 Annual Meeting of Shareholders, which is available on its website http://www.summitbk.com, and at the address provided in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.